EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Hyperdynamics Corporation (Hyperdynamics), on Form 10-K for the year ended June 30, 2010, as filed with the Securities and Exchange Commission (the "Report"), Jason Davis, Principal Financial Officer and Principal Accounting Officer of Hyperdynamics, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 28, 2010

By:	/s/ Jason Davis
Jason Davis
Principal Financial Officer and
Principal Accounting Officer